Exhibit 99.1

Guidance Software Reports Strong

2015 Second Quarter Financial Results

•                Revenue of $27.5 million and non-GAAP net loss of ($0.05) per share

•                Endpoint Security grows 25% for the first-half of 2015

PASADENA, Calif. – July 30, 2015 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the second quarter ended June 30, 2015.

Second quarter 2015 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•                 Revenue of $27.5 million, compared to $27.2 million in the second quarter of 2014

•                 Net loss of $3.5 million, or ($0.13) per share, compared to a net loss of $2.9  million, or ($0.11) per share, in the second quarter of 2014

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the Company reported a pre-tax net loss of $1.3 million, or ($0.05) per share, in the second quarter of 2015, compared to a non-GAAP pre-tax net loss, of $0.7 million, or ($0.02) per share, in the second quarter of 2014.

“The second quarter reflects a continuation of the solid execution and momentum we experienced in the first quarter of 2015, with revenues exceeding our expectations for the quarter and surpassing our revenue for the same period of 2014, “ said Patrick Dennis, Guidance Software’s Chief Executive Officer.  “Guidance’s progress in the second quarter was marked by continued success in the endpoint security space, and for the first-half of 2015, endpoint security revenues grew 25% year-over-year.”

“Endpoint security now represents over 30% of Guidance’s overall revenues and continues to grow as we partner with the best channel distributors. We were particularly pleased to recently initiate our distribution agreement with WestconGroup, a leading value-added global distributor of security solutions. As WestconGroup’s vendor of choice, we can now team together to provide endpoint security products with shared intelligence and automation to solution providers. Our growth in the endpoint security space is in-line with the trends we are seeing in the overall market, which has been further evidenced by Guidance’s addition to the PureFunds Cyber Security ETF, HACK. We have made great progress so far in 2015, and we look forward to solid growth in the second-half of the year.”

Second Quarter 2015 Highlights and Noteworthy Events

•                 Guidance Software was named the “Best Computer Forensics Solution” at the 2015 SC Awards Europe for the second year in a row. The award was announced on June 2nd at the SC Magazine awards gala during the InfoSecurity Europe conference in London.  This recognition was the latest in a series of awards that Guidance Software has recently earned. Earlier in 2015, the Company received an SC Magazine Professional Award for the best IT security-related training program.

•                 Infinigate UK, a recognized, true value-added distributor of IT security solutions, has signed an agreement with Guidance Software in the UK to distribute Guidance’s leading cybersecurity and digital investigative solutions.  Infinigate UK’s channel partners are now able to capitalize on a wealth of marketing materials on the Infinigate partner portal including information and tools to market, sell and support Guidance Software’s products.

•                 In early July, Guidance launched the “Channel First” initiative to accelerate worldwide delivery of endpoint detection and response solutions. This initiative reflects an organizational focus on streamlining channel partner support and relations to help meet the needs of customer organizations that prefer to work with trusted local providers.  To ensure greater success for partners, Guidance’s channel partner program provides a wide array of benefits including product training, product discounts, deal registration, access to channel account managers, demand generation, and joint field marketing.

2015 Financial Outlook:

For the full-year ending December 31, 2015, Guidance is reiterating guidance as follows:

•                 Revenue is expected to be in the range of $108 million to $112 million.

•                 Non-GAAP pre-tax earnings are expected to be approximately ($0.15) – ($0.08) per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results.  Participants should call (877) 407-0784 (North America) or (201) 689-8560 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register.  If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (877) 870-5176, passcode 13610060, available from 8:00 pm Eastern time, July 30, 2015, through midnight Eastern Time, August 6, 2015.

About Guidance Software:

Guidance Software, Inc. (NASDAQ: GUID), the maker of the EnCase technology platform, is the gold standard in digital investigations and endpoint data security, helping organizations around the world lower business risk by providing the most complete visibility to data everywhere it’s stored—on the endpoint, across servers, and into the cloud. Guidance Software solutions are built for integration within a rich technology ecosystem, including Dropbox, HP, Cisco, Box, and Blue Coat Systems, and are widely adopted within multiple industries where compliance is critical, such as finance, insurance, defense, energy, pharmaceuticals, manufacturing, and retail. Recognized as the market leader in endpoint detection and response by Gartner, the company's EnCase platform has been deployed on an estimated 25 million endpoints and is used with confidence by more than 70 of the Fortune 100 and hundreds of government agencies around the world.

For more information about Guidance Software, please visit www.guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™, LinkedReview™, EnPoint™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time non-GAAP gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back one-time realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and excludes one-time realignment expenses, amortization of intangibles and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and excludes one-time realignment expenses, amortization of intangibles, share-based compensation expense and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.  We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the business; and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards, including grants in connection with acquisitions. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Gain on Sale of Domain Name. Gain on sale of domain name is a non-cash gain arising from the sale of a domain name in exchange for certain third party software licenses. Guidance Software excludes the gain on sale of domain name from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such income in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such income is uncommon and not expected to recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product revenue	$8,280	$8,888	$15,334	$15,749
Services revenue	9,264	8,466	17,446	17,424
Maintenance revenue	10,005	9,826	19,773	19,388
Total revenues	$27,549	$27,180	$52,553	$52,561

Cost of revenues:
Cost of product revenue	$2,293	$1,888	$4,036	$3,638
Cost of services revenue	6,285	6,506	12,501	12,934
Cost of maintenance revenue	690	565	1,180	1,078
Total cost of revenues	$9,268	$8,959	$17,717	$17,650

Gross profit	$18,281	$18,221	$34,836	$34,911

Operating expenses:
Selling and marketing	$10,257	$9,732	$19,201	$19,797
Research and development	5,244	6,154	10,409	12,626
General and administrative	4,629	3,958	9,184	8,220
Depreciation and amortization	1,596	1,867	3,237	3,841
Total operating expenses	$21,726	$21,711	$42,031	$44,484

Operating loss	$(3,445)	$(3,490)	$(7,195)	$(9,573)

Interest income and other, net	10	637	18	654

Loss before income taxes	$(3,435)	$(2,853)	$(7,177)	$(8,919)

Income tax provision	96	82	167	160

Net loss	$(3,531)	$(2,935)	$(7,344)	$(9,079)

Net loss per share - basic	$(0.13)	$(0.11)	$(0.27)	$(0.34)
Net loss per share - diluted	$(0.13)	$(0.11)	$(0.27)	$(0.34)

Shares used in per share calculation - basic	27,999	26,789	27,143	26,599
Shares used in per share calculation - diluted	27,999	26,789	27,143	26,599

Supplemental Financial Data
Non-GAAP loss before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense	$(1,293)	$(650)	$(2,920)	$(3,254)
Non-GAAP loss per share before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name, and share-based compensation expense
Basic	$(0.05)	$(0.02)	$(0.11)	$(0.12)
Diluted	$(0.05)	$(0.02)	$(0.11)	$(0.12)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(3,531)	$(2,935)	$(7,344)	$(9,079)
Add:
Income tax provision	96	82	167	160
Amortization of intangibles	413	539	862	1,137
Realignment expense	-	443	-	1,577
Gain on sale of domain name	-	(630)	-	(630)
Share-based compensation expense (including related payroll taxes paid by the Company)	1,729	1,851	3,395	3,581

Non-GAAP loss before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense	$(1,293)	$(650)	$(2,920)	$(3,254)

Non-GAAP loss per share before income taxes excluding amortization of intangibles, realignment expense, gain on sale of domain name and share-based compensation expense
Basic	$(0.05)	$(0.02)	$(0.11)	$(0.12)
Diluted	$(0.05)	$(0.02)	$(0.11)	$(0.12)

Shares used in per share calculations:
Basic	27,999	26,789	27,143	26,599
Diluted	27,999	26,789	27,143	26,599

Detail of Share-based Compensation Expense:
Cost of product revenue	$29	$33	$61	$72
Cost of services revenue	281	354	568	688
Cost of maintenance revenue	40	37	82	72
Selling and marketing	406	519	761	912
Research and development	376	418	814	880
General and administrative	597	490	1,109	957
Total share-based compensation expense	$1,729	$1,851	$3,395	$3,581

Detail of Realignment Expense:
Cost of services revenue	$-	$-	$-	$186
Selling and marketing	-	-	-	468
Research and development	-	443	-	790
General and administrative	-	-	-	133
Total realignment expense	$-	$443	$-	$1,577

Detail of Gain on Sale of Domain Name:
Interest income and other, net	$-	$630	$-	$630
Total gain on sale of domain name	$-	$630	$-	$630

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Total revenues, as reported	$27,549	$27,180	$52,553	$52,561
Total non-GAAP revenues	$27,549	$27,180	$52,553	$52,561

Gross profit, as reported	$18,281	$18,221	$34,836	$34,911
Realignment expense	-	-	-	186
Share-based compensation	350	424	711	832
Gross profit adjustment	350	424	711	1,018
Total non-GAAP gross profit	$18,631	$18,645	$35,547	$35,929

Total operating expenses, as reported	$21,726	$21,711	$42,031	$44,484
Amortization of intangibles	(413)	(539)	(862)	(1,137)
Realignment expense	-	(443)	-	(1,391)
Share-based compensation	(1,379)	(1,427)	(2,684)	(2,749)
Operating expense adjustment	(1,792)	(2,409)	(3,546)	(5,277)
Total non-GAAP operating expenses	$19,934	$19,302	$38,485	$39,207

Operating loss as reported	$(3,445)	$(3,490)	$(7,195)	$(9,573)
Gross profit adjustment	350	424	711	1,018
Operating expense adjustment	1,792	2,409	3,546	5,277
Total non-GAAP operating loss	$(1,303)	$(657)	$(2,938)	$(3,278)

Net loss as reported	$(3,531)	$(2,935)	$(7,344)	$(9,079)
Gross profit adjustment	350	424	711	1,018
Operating expense adjustment	1,792	2,409	3,546	5,277
Income tax provision	96	82	167	160
Gain on sale of domain name	-	(630)	-	(630)
Total non-GAAP net loss	$(1,293)	$(650)	$(2,920)	$(3,254)

Net loss per share-diluted, as reported	$(0.13)	$(0.11)	$(0.27)	$(0.34)

Non-GAAP net loss per share-diluted	$(0.05)	$(0.02)	$(0.11)	$(0.12)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$21,029	$18,355
Restricted cash	-	153
Trade receivables, net	17,314	20,255
Inventory	2,501	2,684
Prepaid expenses and other current assets	5,099	5,054
Total current assets	$45,943	$46,501

Long-term assets:
Property and equipment, net	$15,215	$14,558
Intangible assets, net	6,904	7,766
Goodwill	14,632	14,632
Other assets	2,236	2,370
Total long-term assets	38,987	39,326

Total assets	$84,930	$85,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,548	$5,919
Accrued liabilities	10,826	8,407
Capital lease obligations	73	67
Deferred revenues	39,079	39,128
Total current liabilities	$53,526	$53,521

Long-term liabilities:
Deferred rent	$7,344	$7,661
Other long-term liabilities	655	645
Deferred revenues	7,863	6,232
Deferred tax liabilities	630	584
Total long-term liabilities	$16,492	$15,122

Stockholders’ equity:
Common stock	$26	$25
Additional paid-in capital	115,336	110,265
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(88,971)	(81,627)
Total stockholders’ equity	$14,912	$17,184

Total liabilities and stockholders’ equity	$84,930	$85,827

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Six Months Ended June 30,
	2015	2014
Operating Activities:
Net loss	$(7,344)	$(9,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	3,237	3,841
Share-based compensation	3,395	3,581
Gain on sale of domain name	-	(630)
Deferred taxes	46	46
Loss on disposal of assets	12	84
Changes in operating assets and liabilities:
Restricted cash	153	-
Trade receivables	2,941	4,452
Inventory	183	(123)
Prepaid expenses and other assets	88	(1,220)
Accounts payable	(2,341)	(208)
Accrued liabilities	2,102	(544)
Deferred revenues	1,582	(849)
Net cash provided by (used in) operating activities	$4,054	$(649)

Investing Activities:
Purchase of property and equipment	$(3,015)	$(1,296)
Net cash used in investing activities	$(3,015)	$(1,296)

Financing Activities:
Proceeds from the exercise of stock options	$1,677	$908
Principal payments on capital lease and other obligations	(42)	(124)
Net cash provided by financing activities	$1,635	$784

Net increase (decrease) in cash and cash equivalents	$2,674	$(1,161)

Cash and cash equivalents, beginning of period	$18,355	$19,919

Cash and cash equivalents, end of period	$21,029	$18,758